Exhibit 99.1

CONSOLIDATED SUMMARY RESULTS Quarterly, Unaudited

						2Q11 Change vs.

(Dollars in thousands, except per share data)	2Q11	1Q11	4Q10	3Q10	2Q10	1Q11	2Q10

Income Statement Highlights
Net interest income	$172,860	$172,755	$182,236	$186,143	$182,064	*	(5)%
Noninterest income	188,771	196,744	190,534	246,762	243,862	(4)%	(23)%
Securities gains/(losses), net	1	798	15,681	(2,928)	75	NM	NM

Total revenue	361,632	370,297	388,451	429,977	426,001	(2)%	(15)%

Noninterest expense	345,826	315,146	329,729	343,034	337,311	10%	3%
Provision for loan losses	1,000	1,000	45,000	50,000	70,000	*	(99)%

Income before income taxes	14,806	54,151	13,722	36,943	18,690	(73)%	(21)%
Provision/(benefit) for income taxes	(4,242)	12,108	(6,681)	3,138	(1,659)	NM	NM

Income from continuing operations	19,048	42,043	20,403	33,805	20,349	(55)%	(6)%
Income/(loss) from discontinued operations, net of tax	3,788	960	(3,095)	(95)	129	NM	NM

Net income	22,836	43,003	17,308	33,710	20,478	(47)%	12%
Net income attributable to noncontrolling interest	2,844	2,844	2,840	2,875	2,844	*	*

Net income attributable to controlling interest	19,992	40,159	14,468	30,835	17,634	(50)%	13%
Preferred stock dividends	—	—	63,154	14,960	14,938	NM	NM

Net income/(loss) available to common shareholders	$19,992	$40,159	$(48,686)	$15,875	$2,696	(50)%	NM

Common Stock Data
Diluted EPS from continuing operations	$0.06	$0.15	$(0.19)	$0.07	$0.01	(59)%	NM
Diluted EPS	0.08	0.15	(0.20)	0.07	0.01	(47)%	NM
Diluted shares	262,756	265,556	239,095	238,867	240,968	(1)%	9%
Period-end shares outstanding	263,699	263,335	263,366	237,061	236,840	*	11%
Cash dividends declared per share	$0.01	$0.01	N/A	N/A	N/A
Stock dividend rate declared per share	N/A	N/A	1.8122%	1.6567%	1.2896%

Balance Sheet Highlights (Period-End)
Total loans, net of unearned income (Restricted - $.7 billion) (a)	$16,061,646	$15,972,372	$16,782,572	$17,059,489	$17,154,050	1%	(6)%
Total deposits (Restricted - $.9 million) (a)	15,896,027	15,350,967	15,208,231	14,975,920	15,201,816	4%	5%
Total assets (Restricted - $.7 billion) (a)	25,054,066	24,438,344	24,698,952	25,384,181	26,254,226	3%	(5)%
Total liabilities (Restricted - $.7 billion) (a)	22,372,684	21,798,287	22,020,947	22,077,293	22,966,993	3%	(3)%
Total equity	2,681,382	2,640,057	2,678,005	3,306,888	3,287,233	2%	(18)%

Key Ratios & Other
Return on average assets (annualized) (b)	0.37%	0.71%	0.27%	0.52%	0.32%
Return on average common equity (annualized) (c)	3.36%	6.82%	(8.59)%	2.86%	0.49%
Net interest margin (d) (e)	3.20%	3.22%	3.18%	3.23%	3.19%
Fee income to total revenue (f)	52%	53%	51%	57%	57%
Efficiency ratio (g)	95.63%	85.29%	88.45%	79.24%	79.19%
Book value per common share	$9.05	$8.90	$9.05	$9.28	$9.23
Tangible book value per common share (e)	$8.43	$8.21	$8.31	$8.45	$8.39
Tangible common equity to tangible assets (e)	8.93%	8.91%	8.93%	7.96%	7.63%
Tier 1 common ratio (e) (h)	11.86%	11.73%	11.53%	10.43%	10.07%
Adjusted tangible common equity to risk weighted assets (e) (h)	11.05%	10.84%	10.66%	9.55%	9.21%
Full time equivalent employees	4,950	5,159	5,435	5,506	5,531	(4)%	(11)%

NM - Not meaningful
* Amount is less than one percent.
(a)	Restricted balances parenthetically presented are as of June 30, 2011.
(b)	Calculated using net income.
(c)	Calculated using net income available to common shareholders.
(d)	Net interest margin is computed using total net interest income adjusted for FTE.
(e)	Refer to the Non-GAAP to GAAP Reconciliation.
(f)	Ratio excludes securities gains/(losses).
(g)	Noninterest expense divided by total revenue excluding securities gains/(losses).
(h)	Current quarter is an estimate.

NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

(Thousands)		2Q11	1Q11	4Q10	3Q10	2Q10

Tangible Common Equity (Non-GAAP)
(A) Total equity (GAAP)		$2,681,382	$2,640,057	$2,678,005	$3,306,888	$3,287,233
Less: Preferred stock capital surplus - CPP		—	—	—	810,974	$806,856
Less: Noncontrolling interest (a)		295,165	295,165	295,165	295,165	$295,165

(B) Total common equity		$2,386,217	$2,344,892	$2,382,840	$2,200,749	$2,185,212
Less: Intangible assets (GAAP) (b)		164,067	183,625	195,061	196,443	$197,825

(C) Tangible common equity (Non-GAAP)		$2,222,150	$2,161,267	$2,187,779	$2,004,306	$1,987,387
Less: Unrealized gains on AFS securities, net of tax		58,068	39,338	45,366	61,836	$68,189

(D) Adjusted tangible common equity (Non-GAAP)		$2,164,082	$2,121,929	$2,142,413	$1,942,470	$1,919,198

Tangible Assets (Non-GAAP)
(E) Total assets (GAAP)		$25,054,066	$24,438,344	$24,698,952	$25,384,181	$26,254,226
Less: Intangible assets (GAAP) (b)		$164,067	$183,625	$195,061	$196,443	$197,825

(F) Tangible assets (Non-GAAP)		$24,889,999	$24,254,719	$24,503,891	$25,187,738	$26,056,401

Period-end Shares Outstanding
(G) Period-end shares outstanding		263,699	263,335	263,366	237,061	236,840

Tier 1 Common (Non-GAAP)
(H) Tier 1 capital (c) (d)		$2,818,534	$2,790,335	$2,812,471	$3,526,115	$3,499,759
Less: Preferred stock capital surplus - CPP		—	—	—	810,974	$806,856
Less: Noncontrolling interest - FTBNA preferred stock (a) (e)		294,816	294,816	294,816	294,816	$294,816
Less: Trust preferred (f)		200,000	200,000	200,000	300,000	$300,000

(I) Tier 1 common (Non-GAAP)		$2,323,718	$2,295,519	$2,317,655	$2,120,325	$2,098,087

Risk Weighted Assets
(J) Risk weighted assets (c) (d)		$19,589,390	$19,569,006	$20,102,775	$20,332,364	$20,837,537

Ratios
(C)/(F)	Tangible common equity to tangible assets (TCE/TA) (Non-GAAP)	8.93%	8.91%	8.93%	7.96%	7.63%
(A)/(E)	Total equity to total assets (GAAP)	10.70%	10.80%	10.84%	13.03%	12.52%
(C)/(G)	Tangible book value per common share (Non-GAAP)	$8.43	$8.21	$8.31	$8.45	$8.39
(B)/(G)	Book value per common share (GAAP)	$9.05	$8.90	$9.05	$9.28	$9.23
(I)/(J)	Tier 1 common ratio (Non-GAAP) (c)	11.86%	11.73%	11.53%	10.43%	10.07%
(H)/(E)	Tier 1 capital to total assets (GAAP) (c)	11.25%	11.42%	11.39%	13.89%	13.33%
(D)/(J)	Adjusted tangible common equity to risk weighted assets (TCE/RWA) (Non-GAAP) (c)	11.05%	10.84%	10.66%	9.55%	9.21%

Net interest income adjusted for impact of FTE (Non-GAAP)
Net interest income (GAAP)		$172,860	$172,755	$182,236	$186,143	$182,064
Fully taxable equivalent (“FTE”) adjustment		1,497	1,386	1,048	791	528

Net interest income adjusted for impact of FTE (Non-GAAP)		$174,357	$174,141	$183,284	$186,934	$182,592

Certain previously reported amounts have been reclassified to agree with current presentation.
(a)	Included in total equity on the consolidated balance sheet.
(b)	Includes goodwill and other intangible assets, net of amortization.
(c)	Current quarter is an estimate.
(d)	Defined by and calculated in conformity with bank regulations.
(e)	Represents FTBNA preferred stock included in noncontrolling interest.
(f)	Included in term borrowings on the consolidated balance sheet.